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 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2004

NANO-PROPRIETARY, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area cod

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2004, Applied Nanotech, Inc., a wholly owned subsidiary of Nano-Proprietary, Inc and Shimane Masuda Electronics Co., Ltd. signed a letter of intent to develop new products utilizing carbon nanotube sources. The parties will start with a development phase that will last up to 12 months. In the development phase SME will pay ANI $110,000 for specific equipment and development work to be done by ANI. At the conclusion of the development phase, the parties can either enter a joint venture or sign a license agreement. In the case of a joint venture, SME will pay ANI an additional $90,000 and the joint venture will pay a 3% royalty to ANI for  products sold by the joint venture using ANI patents. In the case of a license agreement, SME will pay ANI an upfront payment ranging from $100,000 to $250,000 plus a 5% royalty on products sold using ANI’s intellectual property.

  Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits:

                 99.1 Press release dated October 20, 2004

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano-Proprietary, Inc.

By: /s/ Douglas P. Baker
Date: October 21, 2004	Douglas P. Baker Chief Financial Officer